UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2008 (Item 8.01)

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

321 South Boston Avenue, Suite 218, Tulsa, OK 74103
(Address of Principal Executive Offices) (Zip Code)

(918) 645-3701
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2008, Louis W. Dedier, III resigned as President and Chief Executive Officer of the Registrant’s wholly owned subsidiary, Chatsworth Data Corporation (“CDC”) to assume the position of Marketing and Sales Coordinator for CDC. Sid L. Anderson has been appointed to replace Mr. Dedier as President and Chief Executive Officer of CDC. Mr. Anderson, who will not receive any additional compensation in connection with his new duties, will retain his current positions as President, Chief Executive Officer and Chairman of the Registrant.

Mr. Anderson, 61, has been Chairman of the Board of Directors of the Registrant since August 2006 and President and Chief Executive Officer of the Registrant since December 2007. Mr. Anderson began his professional career with Peat, Marwick, Mitchell & Co., (currently KPMG) in Tulsa, Oklahoma where he was employed for over five years in the firm’s tax department, leaving in December 1977 as a Tax Manager. After leaving public accounting, Mr. Anderson practiced law for five years and was a partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar in Tulsa, Oklahoma. In 1981, Mr. Anderson founded Pan Western Energy Corporation, a small publicly traded oil and gas exploration and production company, where he served as the company’s President and Chief Executive Officer and Chairman of its Board of Directors for 19 years until the company was sold October 1, 2000. Mr. Anderson received his undergraduate degree in Business Administration from the University of Oklahoma in 1969 and his Juris Doctor degree from the University of Oklahoma in 1972. He was admitted to practice law in Oklahoma in 1972 and received his Certified Public Accountant certificate in 1975. Mr. Anderson has served on the board of numerous civic and academic organizations as well as public trust authorities, including the board of trustees of Oklahoma State University - Tulsa and the University of Tulsa, College of Business Administration Executive Advisory Board. Mr. Anderson has also served as a trustee of the Tulsa Industrial Authority, the University Center at Tulsa Trust Authority and on the Economic Development Commission for the City of Tulsa. In addition, Mr. Anderson served in the United States Army Reserve (Captain) from 1971 through 1986 and is a member of the National Eagle Scout Association. Since 2001, Mr. Anderson has provided consulting services to a number of companies on a variety of financial and business matters.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company’s press release dated August 28, 2008, reporting on the matters described in this Item 5.02 .

Item 8.01.     Other Events.

On July 29, 2008, the Board of Directors of the Registrant approved a reduction in force of 22 personnel employed by CDC, the Registrant’s wholly owned subsidiary, as part of an overall plan to significantly reduce operating costs at CDC. The reduction in force was effective July 31, 2008.

Item 9.01.     Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

99.1     Press release dated August 28, 2008, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chatsworth Data Solutions, Inc.

Date: August 28, 2008	By:	/s/ Sid L. Anderson
Sid L. Anderson
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated August 28, 2008.

* Filed herewith.